                            APPLIED MATERIALS, INC.
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)

-------------------------------------------------------------------------------------------
                                                                    Three Months Ended
                                                              Jan. 26,            Jan. 28,
(In thousands, except per share data)                           1997                1996
-------------------------------------------------------------------------------------------
Net sales                                                     $835,776           $1,040,580
Cost of products sold                                          464,120              543,780
                                                             ---------           ----------

Gross margin                                                   371,656              496,800

Operating expenses:
 Research, development
  and engineering                                              116,492              110,352
 Marketing and selling                                          66,271               77,282
 General and administrative                                     59,608               49,555
 Acquired in-process research
  and development                                               59,500                    -
                                                             ---------           ----------

Income from operations                                          69,785              259,611

Interest expense                                                 5,800                5,168
Interest income                                                 13,557                9,597
                                                             ---------           ----------


Income from consolidated companies before taxes                 77,542              264,040
Provision for income taxes                                      47,965               92,414
                                                             ---------           ----------


Income from consolidated companies                              29,577              171,626
Equity in net income/loss of joint venture                           -                    -
                                                             ---------           ----------


Net income                                                   $  29,577           $  171,626
                                                             ---------           ----------


Earnings per share                                           $    0.16           $     0.93
                                                             ---------           ----------

Average common shares and
  equivalents                                                  185,432              184,001
-------------------------------------------------------------------------------------------

                            APPLIED MATERIALS, INC.
                     CONSOLIDATED CONDENSED BALANCE SHEETS*

--------------------------------------------------------------------------------------------------
                                                                        Jan. 26,         Oct. 27,
           (In thousands)                                                 1997             1996
--------------------------------------------------------------------------------------------------

      ASSETS    Current assets:
                 Cash and cash equivalents                            $  369,358        $  403,888
                 Short-term investments                                  697,081           633,744
                 Accounts receivable, net                                765,569           822,384
                 Inventories                                             441,681           478,552
                 Deferred income taxes                                   279,254           281,586
                 Other current assets                                     67,264            72,915
                                                                      ----------        ----------
                Total current assets                                   2,620,207         2,693,069

                Property, plant and equipment, net                       912,729           919,038
                Other assets                                             245,549            25,880
                                                                      ----------        ----------
                Total assets                                          $3,778,485        $3,637,987
                                                                      ----------        ----------

 LIABILITIES    Current liabilities:
         AND     Notes payable                                        $   35,787        $   77,522
STOCKHOLDERS     Current portion of long-term debt                         7,585            22,640
      EQUITY     Accounts payable and
                  accrued expenses                                       826,259           791,897
                 Income taxes payable                                    133,347            43,168
                                                                      ----------        ----------
                Total current liabilities                              1,002,978           935,227

                Long-term debt                                           233,677           275,485
                Deferred income taxes and
                  other non-current obligations                          109,636            56,850
                                                                      ----------        ----------
                Total liabilities                                      1,346,291         1,267,562
                                                                      ----------        ----------

                Stockholders' equity:
                 Common stock                                              1,811             1,802
                 Additional paid-in capital                              798,528           763,376
                 Retained earnings                                     1,629,141         1,599,564
                 Cumulative translation adjustments                        2,714             5,683
                                                                      ----------        ----------
                Total stockholders' equity                             2,432,194         2,370,425
                                                                      ----------        ----------
                Total liabilities and
                 stockholders' equity                                 $3,778,485        $3,637,987
----------------------------------------------------------------------------------------------------

        * Amounts as of January 26, 1997 are unaudited. Amounts as of October 27, 1996 were obtained from the October 27, 1996 audited financial statements.